Exhibit 10.2 (a)

                  AMENDMENT NO. 8 TO LOAN AND SECURITY
                           AGREEMENT AND WAIVER

         This Amendment No, 8 to Loan and Security Agreement and Waiver (this "Amendment") is entered into as of this 23rd day of April, 1997, by and between FINOVA CAPITAL CORPORATION, a Delaware corporation ("Lender"), and GENERAL TEXTILES, a California corporation ("Borrower").

                                  Witnesseth:

         WHEREAS, Borrower and Greyhound Financial Capital Corporation, an Oregon corporation, predecessor by merger and name change to Lender, entered into a Loan and Security Agreement dated as of October 14, 1993, as amended by
(i) an Amendment No.1 to Loan and Security  Agreement dated as of July 11, 1994,
(ii) an Amendment No.2 to Loan and Security Agreement dated as of March 31, 1995, (iii) an Amendment No. 3 to Loan and Security Agreement dated as of July 27, 1995, (iv) an Amendment No.4 to Loan and Security Agreement dated as of November 10, 1995, (v) an Amendment No.5 to Loan and Security Agreement dated as of April 18, 1996, (vi) an Amendment No.6 to Loan and Security Agreement dated as of July 10, 1996 and (vii) an Amendment No, 7 to Loan and Security Agreement dated as of December 31, 1996 (as so amended, the "Loan Agreement"), that evidences a loan from Lender to Borrower; and

         WHEREAS, Borrower has asked Lender to modify the Loan Agreement in accordance with the terms of, and subject to the conditions contained in this Amendment, Lender is willing so to amend the Loan Agreement, upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of these recitals, the covenants contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:

1. Definitions. Unless otherwise defined in this Amendment, all capitalized herein which are defined in the Loan Agreement shall have the same meaning as set Loan Agreement.

2. Loan Agreement. Provided the conditions precedent described in Section 4 of this Amendment are met to the satisfaction of Lender, the Loan Agreement are modified, as of the date hereof, as follows:

2.1 Paragraph 14(0) of the Loan Agreement is hereby amended to read in its entirety as follows:

Net Worth, As of the end of each fiscal month of Borrower, maintain a Net Worth:


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 (i) of not less than Five Million Dollars  ($5,000,000)  for the period of time
Commencing February 2, 1997 through January 31, 1998;


 (ii) of not less than Ten Million Dollars ($10,000,000) for the period of time and commencing February 1, 1998 through January31, 1999; and

(iii) for each fiscal year thereafter, in an amount of not less than Two Million Five Hundred Thousand Dollars ($2,500,000) greater than the required Net Worth covenant for the immediately preceding fiscal year

2.2 Paragraph 22 of the Addendum, entitled Debt Service Coverage Ratio, shall be amended to provide that Senior Contractual Debt Service and Total
Contractual Debt Service compliance up through January 31, 1998 shall be tested quarterly as of the last day of July, 1997, October, 1997 and January, 1998 and shall cover the period from February 2, 1997 through the relevant month. Commencing with the test for Borrower's fiscal month ending February 28, 1998 and thereafter the foregoing covenants shall be tested monthly, on a rolling twelve-month basis. Paragraph 22 of the Addendum shall be further amended to provide that so long as any of the Obligations remain outstanding and the Loan Agreement is in effect, Borrower shall maintain a ratio of Operating Cash Flow to Senior Contractual Debt Service of not less than the following:

                  Test Date                 Ratio
                  July 31, 1997             0.9 to 1.0

                  October31, 1997
                  and thereafter            1.6 to 1.0



            Paragraph 22 of the Addendum shall be further amended to provide that so long as any of the Obligations remain outstanding and the Loan Agreement is in effect, Borrower shall maintain a ratio of Operating Cash Flow to Total Contractual Debt Service of not less than the following:

                  Test Date                 Ratio
                  July 31,1997              0.5 to l.0

                  October 31, 1997          1.0 to 1.0

                  January 31, 1999          1.4 to 1.0
                  and thereafter


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3. Waiver of Event of Default.  Provided that the conditions precedent set forth in Section 4 of this Amendment are met to the satisfaction of Lender, Lender hereby waives Borrowers non-compliance with the Net Worth covenant contained in
Section 14(0) of the Loan Agreement and the Senior Contractual Debt Service and Total Contractual Debt Service covenants contained in Paragraph 22 of the
Addendum,   for  Borrower's  fiscal  year  ending  February  1,  1997.  Borrower acknowledges that Lender is not waiving any other Events of Default, whether known or unknown to Lender.

4. Conditions Precedent. The modifications described in Section 2 of this Amendment arid the waiver set forth in Section 3 of this Amendment will not be effective unless and until each of the following conditions precedent have been satisfied, in form, manner and substance satisfactory to Lender:

 (a) Borrower shall have delivered or caused to be delivered to Lender the following documents, all of which shall be properly completed, executed and otherwise satisfactory to Lender

(i) This Amendment;

(ii) Consent of Guarantor in the form attached hereto; shall require;

(iii) Such other acknowledgments and reaffirmation as Lender

(iv) Any other consents deemed necessary by Lender; approving the

(v) A corporate resolution of each of Borrower and Guarantor transactions contemplated hereby to which each is a party; and

(vi) Such other items as Lender may require.

(b) Lender and Factory 2-U shall have entered into an Amendment No.5 to Loan and Security Agreement on terms acceptable to Lender and each condition to the effectiveness thereof shall have been satisfied other than the execution of this Amendment

(c) Except as specifically described in Section 3 of this Amendment, there shall not then exist an Event of Default or any act or event which with notice, passage of time, or both would constitute an Event of Default.

(d) All the representations and warranties of the Loan Parties in the Loan Documents shall be true and correct, in all material respects, before and after giving effect to the making of this Amendment.


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 (e)  Borrower  shall have paid all  closing  costs,  recording  fees and taxes, appraisal fees and expenses, travel expenses, fees arid expenses of Lender's counsel, and all other costs and expenses incurred by Lender in connection with the preparation of, closing of and disbursement of the advances pursuant to this Amendment, which costs, fees and expenses may be payable from the first advance made pursuant to this Amendment.

5. Indebtedness Acknowledged. Borrower acknowledges that the indebtedness evidenced by the Loan Documents is just and owing and agrees to pay the indebtedness in accordance with the terms of the Loan Documents. Borrower further acknowledges and represents that no event has occurred arid no condition presently exists that would constitute a default or event of default by Lender under the Loan Agreement or any of the other Loan Documents, with or without notice or lapse of time.

6. Validity of Documents. Borrower hereby ratifies, reaffirms, acknowledges and agrees that the Loan Agreement and the other Loan Documents represent valid, enforceable and collectable obligations of Borrower, and that Borrower presently has no existing claims, defenses (personal or otherwise) or rights of setoff whatsoever with respect to the Obligations of Borrower under the Loan Agreement or any of the other Loan Documents. Borrower furthermore agrees that it has no defense, counterclaim, offset, cross-complaint, claim or demand of any nature whatsoever which can be asserted Ma basis to seek affirmative relief or damages from Lender.

7. Reaffirmation of Warranties. Borrower hereby reaffirms to Lender each of the representations, warranties, covenants and agreements of Borrower as set forth in each of the Loan Documents with the same force and effect as if each were separately stated herein and made as of the date hereof Borrower represents and warrants to Lender that with respect to the financing transaction herein contemplated, no Person is entitled to any brokerage fee or other commission and Borrower agrees to indemnify and hold Lender harmless against any and all such claims,

8. Ratification of Terms and Conditions. All terms, conditions and provisions of the Loan Agreement, and of each of the other Loan Documents shall continue in full force and effect and shall remain unaffected and unchanged except as specifically amended hereby. In the event of any conflict between the terms and conditions of this Amendment and any of the other Loan Documents, the provisions of this Amendment shall control. Without limiting the generality of the foregoing, 8orrower reaffirms its obligation to deliver to Lender Landlord's Consents with respect to all of Borrower's facilities in which Collateral is or is intended to be kept or maintained and further acknowledges that Lender has not waived its right to require the delivery of such Landlord's Consents.

9. Other Writings. Lender and Borrower will execute such other writings as may be necessary to confirm or carry out the intentions of Lender and Borrower evidenced by this Amendment.


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10. Benefit of the Amendment. The terms and provisions of this Amendment and the other Loan Documents shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns, except that Borrower shall not have any right to assign his rights under this Amendment or any of the Loan Documents or any interest therein without the prior written consent of Lender.

11. Choice of Law, The Loan Documents and tins Amendment shall be performed and construed in accordance with the laws of the State of Arizona.

12. Entire Agreement. Except as modified by this Amendment, the Loan
Documents remain in full force and effect. The Loan Documents as modified by this Amendment embody the entire agreement and understanding between Borrower and Lender, and supersede all prior agreements and understandings between said parties relating to the subject matter thereof.

13. Counterparts: Telecopy Execution. This Amendment may be executed in any number of separate counterparts, all of which when taken together shall constitute one and the same instrument, admissible into evidence, notwithstanding the fact that all parties have not signed the same counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering My executed counterpart of this Amendment by telefacsimile shall also deliver a manually executed counterpart of this Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding affect of this Amendment.

FINOVA CAPITAL CORPORATION, a Delaware corporation, successor-by-merger to Greyhound Financial Capital Corporation, an Oregon corporation

By:          /s/
Name:    Pete Martinez
Title:       Vice President

GENERAL TEXTILES, a California corporation

By:          /s/
Name:    William W. Mowbray
Title:       President and Chief Executive Officer


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CONSENT or GUARANTOR


The  undersigned  ("Guarantor")  hereby executes this Consent for the purpose of
(i) evidencing Guarantor's consent to the execution arid performance of Amendment No.8 to Loan and Security Agreement (the "Eighth Amendment") by Lender and Borrower, (ii) reaffirming the terms of the Guaranty Agreement executed by Guarantor, (iii) evidencing Guarantor's agreement that the Borrower's Obligations as set forth in the Guaranty Agreement Shall, for all purposes, include the Loan Documents, as amended by the Eighth Amendment, and shall further include all additional amounts which may be funded or advanced to Borrower pursuant to the Loan Agreement as amended by the Eighth Amendment, and
(iv) ratifying and affirming all terms and provisions of the Guaranty Agreement Except to the extent otherwise indicated, terms used herein with initial capital letters shall have the meanings set forth in the Loan Agreement, as amended.

                IN WITNESS WHEREOF, the undersigned has hereunto executed this Consent as of this 23rd day of April 1997.

FAMILY BARGAIN CORPORATION


By
Name: William W. Mowbray
Tide: President and Chief Executive Officer